SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            Current Report
                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                            April 4, 2001

           Date of Report (date of earliest event reported)



                   Visual Bible International, Inc.

        (Exact Name of Registrant as Specified in its Charter)


Florida                   000-26037              65-1030068

(State or Other
 Jurisdiction of    (Commission File Number)    (IRS Employer
Incorporation)                                   Identification
                                                 Number)


    5100 Town Center Circle, Suite 330, Boca Raton, Florida 33486

     (Address of Principal Executive Offices, Including Zip Code)


                            (561) 697-0471

         (Registrant's Telephone Number, Including Area Code)

Item 1.  CHANGES IN CONTROL OF REGISTRANT.


        (a) On April 4, 2001, pursuant to a resolution of our board of directors dated March 21, 2001, we filed Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida. The Amended and Restated Articles of Incorporation provide that on April 16, 2001: (i) each two shares of our $.001 par value common stock issued and outstanding on and as of April 4, 2001 will be combined into one share of our $.001 par value common stock ; and (ii) our total capitalization will be reduced from two hundred million shares to one hundred million shares, of which seventy five million shares are designated as $.001 par value common shares and twenty five million shares are designated as $.001 par value preferred shares (the "Combination"). After giving effect to the Combination, we will have 12,439,175 shares of common stock issued and outstanding.

         Certain of our shareholders owning, 6,375,000 shares of our common stock after giving effect to the Combination are parties to a shareholder voting agreement (the "Voting Agreement") (see our Current Report on Form 8-K dated August 1, 2000). On April 4, 2001, pursuant to an Irrevocable Assignment and Assumption and Designation of Successor Proxy dated March 21, 2001 (the "Assignment"), John Hamilton assigned all of his rights and interests under the Voting Agreement to Pan Zone, Inc., a British Virgin Islands corporation ("Pan Zone"). As a result of the Assignment, Pan Zone controls more than fifty one percent (51%) of our issued and outstanding common stock and possesses significant influence over us, giving Pan Zone the ability, among other things, to elect a majority of our Board of Directors and approve significant corporate transactions.

         Pursuant to a resolution of our board of directors dated March 21, 2001, we authorized the issuance, subsequent to the effective date of the Combination, of 8,250,000 shares of our common stock (the "Initial Pan Zone Loan Shares") to Pan Zone in consideration of the agreement by Pan Zone to extend the payment date to April 2, 2002 and to reduce the interest rate to six percent (6%) in connection with a loan in the amount of $825,000 from Pan Zone to us (the "Initial Pan Zone Loan"), payment of which was past
due.   Likewise, as a part of such resolution we authorized the
issuance, subsequent to the effective date of the Combination, of up to 25,000,000 shares of our common stock (the "Second Pan Zone Loan Shares") to Pan Zone in consideration of the agreement by Pan Zone to loan us the sum of not less than $500,000 nor more than $2,500,000 (the "Second Pan Zone Loan"), which Second Pan Zone Loan will bear interest at six (6%) per annum on the amounts outstanding from time to time and will be due on April 1, 2002. As of April 4, 2001, Pan Zone has advanced approximately $1,600,000 to us and we expect to issue 16,000,000 shares of our common stock to Pan Zone immediately subsequent to the effective date of the Combination. Likewise, we expect that Pan Zone will loan us an additional $900,000, and in such event we will issue Pan Zone an additional 9,000,000 shares of our common stock.

         As a condition of the Second Pan Zone loan, we appointed three directors to our board of directors, Messrs. Daniel W. Johnson, Anthony Ng and Paul Wong. After such appointment, our board appointed Daniel W. Johnson as Chief Executive Officer and President and James G. Petway, Jr. as Chief Financial Officer and Secretary. Simultaneous with such appointments, our prior directors and officers resigned.

         Prior to the any of the foregoing described actions, Pan Zone owned 1,000,000 shares of our common stock. After giving effect to the Combination, the Assignment, the issuance of the Initial Pan Zone Loan Shares and the issuance of all of the Second Pan Zone Loan Shares, we will have approximately 45,689,175 shares of our common stock outstanding, and Pan Zone will own and/or control 40,125,000 (approximately 88%) of such shares of our common stock. As a result, Pan Zone possess significant influence over us, and Pan Zone has the ability, among other things, to elect our Board of Directors and approve significant corporate transactions. Such control may also have the effect of delaying or preventing any further change in control; impeding a merger, consolidation, takeover or other business combination; or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us which could have a material adverse effect on the market price of our common stock.

        (b) The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 4, 2001, after giving effect to the Combination, the Assignment, the anticipated issuance of the Initial Pan Zone Loan Shares and the anticipated issuance of the Second Pan Zone Loan Shares of: (1) each person who is know to us to own beneficially more than 5% of our common stock; (2) each of our directors and officers; and (3) all of our directors and officers as a group:

Name and Address of Beneficial Owner            Amount of Beneficial        Approximate Percent of
                                                Ownership (1)               Class (1)

Daniel W. Johnson                               0                         0.0
1400 18th Avenue South
Nashville, TN  37212


James G. Petway, Jr.                            0                         0.0
1400 18th Avenue South
Nashville, TN  37212


Anthony Ng  (2)                        40,125,000                        87.8
Suite 1408, Lippo Sun Plaza
28 Canton Road
Kowloon, Hong Kong


Paul Wong (3)                             286,000                         0.6
Suite 1408, Lippo Sun Plaza
28 Canton Road
Kowloon, Hong Kong


Pan Zone, Inc. (4)                     40,125,000                        87.8
Jardine House
33 Reed Street
Hamilton HM12 Bermuda


All directors and officers
  as a group (5)                       40,411,000                        88.4



(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the
conversion of convertible securities.   Each beneficial owner's
percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from April 4, 2001, have been exercised.

(2) Includes 8,250,000 shares expected to be issued to Pan Zone in connection with the Initial Pan Zone Loan; 25,000,000 expected to be issued to Pan Zone in connection with the Second Pan Zone Loan; and 6,375,000 shares subject to the Voting Agreement. Pursuant to the Voting Agreement, Anthony Ng exercises voting control over the 6,375,000 shares until August 1, 2002. See Item 1(a) above.

(3) Marketable Investments Ltd. is the owner of 286,000 shares of common stock. Paul Wong beneficially owns all of the outstanding equity securities of Marketable Investments Ltd..

(4) Anthony Ng beneficially owns all of the outstanding equity securities of Pan Zone, Inc.

(5) See Notes above.

Item 2.  ACQUISITION AND DISPOSITION OF ASSETS.  Not Applicable.

Item 3. BANKRUPTCY OR RECEIVERSHIP.  Not Applicable.

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.  Not Applicable.

Item 5.  OTHER EVENTS.

        (a) We have not yet been able to conclude production financing to complete the production of the books of Mark, Luke and John. In anticipation of our ability to complete the production financing, we utilized substantially all of our working capital to finance production activities and, in addition, incurred substantial additional liabilities. We were, therefore, in a seriously deficient cash position and we have defaulted in the payment of
certain of our obligations.   As a result of our ability to revise
the Initial Pan Zone Loan and to conclude the Second Pan Zone Loan, we have stabilized our operations, and we anticipate that the additional proceeds we will receive will bring us current in the payment of our obligations. We are seeking additional capital to enable us to continue and complete production of Mark, Luke and John. We believe we have identified sources of production financing that will provide us with sufficient funds to enable us to expeditiously commence and, thereafter, complete those productions.


        (b) Executive Officers and Directors. As a condition of the Second Pan Zone Loan (see Item 1(a) above), our existing directors and officers resigned and were replaced. The following table sets forth certain information with respect to our current executive officers and directors. Each director holds such position until our next annual meeting of shareholders and until such party's respective successor has been elected and qualifies. Any of our directors may be removed with or without cause at any time by the vote of the holders of not less than a majority of our then outstanding common stock. Other than as otherwise provided in an employment agreement, officers are elected annually by our board of directors. Any of our officers may be removed with or without cause at any time by our board of directors although, in such event, we may incur certain liabilities under an applicable employment agreement.

Name and Address                Age          Positions with the Company

Daniel W. Johnson               56           President and Chief Executive Officer

James G, Petway, Jr.            44           Secretary and Chief Financial Officer

Anthony Ng                      51           Director

Paul Wong                       54           Director

        Daniel W. Johnson has been our president and chief executive officer and a director since April 4, 2001. Mr. Johnson founded the Idea Agency in 1988 and remained as its president and chief executive officer until 1996. During 1996, Mr. Johnson founded Tommy Nelson, Inc. as a subsidiary of Thomas Nelson, Inc. Tommy Nelson, Inc. is a company specializing in the children's publishing industry, and Mr. Johnson served as its executive vice president and general manager until June, 2000. Mr. Johnson received a bachelor of arts degree from the Los Angles Baptist College and continued visual communication studies at Seattle University.

        James G. Petway has been our secretary and chief financial officer since April 4, 2001. Mr. Petway was a partner with Arthur Andersen LLP and was with the firm from 1979 to 1999. During 2000, Mr. Petway served as chief financial officer for an internet start-up company. A graduate of the University of Tennessee, Mr. Petway holds a bachelor of science degree in accounting and is a certified public accountant. Mr. Petway has twenty years of public accounting experience, during which time he served numerous clients in the printing, publishing, financial services and entertainment industries.

        Anthony Ng has been a director since April 4, 2001. From 1987 through 1995, Mr. Ng served as president of Moorgate Financial Corporation; from 1995 through 1998 Mr. Ng served as president of Pan Pacific Strategies Corp; and from 1998 to the present, Mr. Ng has served as president of Zeuspac Capital Bancorporation Ltd., a management and consulting firm located in Hong Kong. Mr. Ng is also the president and a director of Pan Zone, Inc.

        Paul Wong has been a director since April 4, 2001. From 1990 through the present, Mr. Wong has been the controlling shareholder and president of Hogan Industries Ltd. of Hong Kong. Hogan Industries is a plastics injection molding concern with manufacturing facilities in the Far East. The 2000 fiscal year sales for Hogan Industries exceeded US$75,000,000.

        (c) This report may include "Forward Looking Statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 ("Forward Looking Statements"). Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be Forward Looking Statements. Forward Looking Statements are based on expectations, estimates and projections at the time the statements are being made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Although we believe that the expectations reflected in such Forward Looking Statements are reasonable, we can give no assurance that such expectations will prove to have been correct.

Item 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.  Not Applicable

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

        (a)     Financial Statements of Business Acquired.  Not
Applicable.

        (b)     Pro Forma Financial Information.  Not Applicable.

        (c)     Exhibits.  The following exhibits are filed herewith.



Exhibit     Description                                         Location
Number

3(i)        Amended and Restated Articles of Incorporation      Filed electronically herewith










Item 8. CHANGE IN FISCAL YEAR.  Not Applicable.

Item 9. REGULATION FD DISCLOSURE.  Not Applicable.

                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.


                                Visual Bible International, Inc.



April 13, 2001                   By: /s/ Daniel W. Johnson
                                Daniel W. Johnson, President